EXHIBIT 99.1

LINKBANCORP, Inc. Launches Initial Public Offering of Common Stock

Harrisburg, PA. — September 7, 2022 — LINKBANCORP, Inc. (the “Company”), the holding company of The Gratz Bank, including its LINKBANK division (the “Bank”) today announced the launch of its initial public offering of common stock.  The Company is offering 4,575,000 shares. The underwriters will have a 30-day option to purchase up to an additional 686,250 shares of common stock from the Company.  The initial public offering price is currently expected to be between $8.00 and $9.50 per share.  The common stock is expected to trade on the Nasdaq Capital Market under the symbol “LNKB.”

The Company intends to use the net proceeds from the offering to support the Company’s growth strategy, including providing capital to the Bank to support growth of its operations, including, without limitation, expansion of its lending activities, financing strategic acquisitions that may from time to time arise and for other general corporate purposes. The Company has no immediate plans, arrangements or understandings relating to any material acquisition.

Stephens Inc. and Piper Sandler & Co. are serving as joint book-running managers. D.A. Davidson & Co. is serving as co-manager.

The offering will be made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering may be obtained from Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691 or Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-800-747-3924, or by email at prospectus@psc.com, or from D.A. Davidson & Co., 8 Third Street North, Great Falls, MT 59401, Attention: Equity Syndicate or by calling (800) 332-5915.

A Registration Statement on Form S-1 (File No: 333-267303) relating to the common stock has been filed with the U.S. Securities and Exchange Commission (the “SEC”) but has not yet become effective. The common stock may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock to be offered in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking.  Its subsidiary bank, The Gratz Bank, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and

Southeastern Pennsylvania through 10 client solutions centers of The Gratz Bank and LINKBANK, a division of The Gratz Bank.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to fluctuations in real estate values and both residential and commercial real estate market conditions; fiscal and monetary policies of the federal government and its agencies; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; demand for loans and deposits in our market area; conditions relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown either nationally or in our market areas and the effectiveness of vaccination programs, that are worse than expected; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement filed with the SEC. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.